<FILENAME>ims043005ebx_ex99-1.txt

                                                                    EXHIBIT 99.1
                        ASSET PURCHASE AGREEMENT

    This agreement for the sale and purchase of assets is entered into as of the 30th day of April 2005 between International Monetary Systems, Ltd. (Buyer or
IMS), a Wisconsin corporation, and Media Trade Exchange, Inc. d/b/a Eagle Barter Exchange (Seller or EBX), a Tennessee corporation.

    For consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

    1. Sale of Client Barter Accounts. On the effective date, Seller shall sell, transfer, assign and deliver to Buyer, free and clear of all liens, claims, encumbrances and charges, its membership list and all client barter accounts of the members of EBX as listed on the EBX software printouts as of the effective date. Should any account member decide not to enter into an IMS agreement, the prior EBX contract will remain in force but will be serviced by and belong to IMS. For purposes of this Agreement, a barter trade account is an account of a member of EBX, that member having entered into a membership agreement with EBX prior to the effective date.

    2. Sale of Other Business Assets. On the effective date, Seller shall sell, convey, transfer assign and deliver to Buyer and Buyer will accept and purchase certain of Seller's other business assets. These assets shall include, but not be limited to, the following:

       A. All furniture, fixtures and inventory currently being used in the EBX office. (Exhibit A)

       B. Accounts receivable as listed on the EBX software printout as of the effective date. It is understood that any payments on these accounts received by EBX after the effective date shall be immediately remitted to IMS. (Exhibit B)

       C. Any other assets agreed upon prior to the effective date.

       D. It is understood that cash in EBX bank accounts is not included in the assets being sold.

    3. Consideration. In consideration of the transfer and delivery at closing to Purchaser of the assets described in paragraphs 1 and 2, and upon compliance with the covenants and agreements set forth herein, IMS shall:

       A. Pay to Seller the amount of $365,000 payable as follows:

         (i) At the closing, remit to Seller the sum of $40,000.00 in U. S. currency. In addition, Buyer shall make a payment of $25,000.00 on June 30, 2005. Purchaser shall also issue 600,000 shares of the common stock of International Monetary Systems, Ltd. to Seller or its designee. The stock will be subject to a one-year lock-up and will be restricted as required under SEC Rule 144. The stock is currently traded on the over-the- counter bulletin board under the symbol: INLM.



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        (ii) Assume responsibility for the management of Seller's client membership list and the trade account balances of the EBX accounts transferred as of the effective date. "Seller's trade account balance" is defined as the total amount of trade dollars (positive or negative) the members have available to use in trade.

       (iii) Assume and agree to pay the balance of Seller's lease for the premises now being occupied as the EBX offices at 4295 Cromwell Road, Chattanooga, TN.

    4. Price Guarantee. IMS hereby guarantees a price of $.50 per share on the 600,000 shares of IMS stock that are part of this agreement. To secure this guarantee, Buyer agrees to the following:

       A. Right to Redeem. Beginning May 1, 2006, Seller may require Purchaser to buy back up to 16,000 of the shares per month at the guaranteed price. This right is cumulative. In the event it is not exercised during any month, it will carry forward and be exercisable in any subsequent month.

       B. Release of Purchaser's Obligations - Market Conditions. If after one year from the effective date, Buyer's stock is trading in the public market above $.60 per share and average daily trading volume for the Purchaser's stock for 20 consecutive trading days is greater than 30,000 shares, and if Seller is eligible to sell shares under SEC Rule 144, Purchaser shall have the right to give notice to Seller of such circumstance and to require that Seller elect either:

           (i) to sell 16,000 of the Guaranteed Shares into the market,
          (ii) to allow Purchaser to redeem such 16,000 Guaranteed Shares at the Guaranteed Price, or
         (iii) to retain such 16,000 Guaranteed Shares for investment, in which case Purchaser shall be relieved of $8,000 of its obligations under this guaranty of stock value.

          Seller shall notify Purchaser of its election hereunder within ten days following receipt of Purchaser's notice. If Seller shall fail to give such notice, Seller shall be deemed to have elected to retain 16,000 Guaranteed Shares for investment pursuant to clause (iii) above.

          The price guarantee will be considered as satisfied at such time as Seller has received a total of $300,000 through any of the options described in Section 4(B) or any combination thereof. In such an event, all of Buyer's obligations will have been fulfilled.

    5. Liabilities. IMS shall not be considered a successor corporation of EBX and will not be responsible for any EBX liabilities not specifically included in this Agreement.








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    6. Default.  In the event of a default hereunder, Buyer shall pay all of
       Seller's legal fees and other costs of collection. Each of the following shall constitute an "event of default" under this agreement: 1) the Buyer should fail to make any payment to Seller when due hereunder for any amounts pursuant to this Agreement or for any future amounts which Buyer may owe to Seller; 2) Buyer shall fail to pay any judgment or lien against it brought by any party or person without limitation, said lien or judgment being an amount greater than $20,000.00; 3) the Buyer or any of its Subsidiaries become insolvent, admit in writing its inability to pay any of its debts as they become due, suspend business operations or any material part thereof, make an assignment for the benefit of creditors, or apply for, consent to, or acquiesce in the appointment of a trustee, receiver, or any custodian for any of its property or commence or have commenced against it any proceeding in bankruptcy, reorganization, dissolution, liquidation, or readjustment of debt.

    7. Employment Agreement. Harold Loyd will enter into an Employment Agreement with IMS to work as manager of the Chattanooga office, to strengthen the Company's media program and to aid the Company with expansion into other markets. (Attached as Exhibit C)

    8. Non-compete Agreement. So long as Buyer is not in default in this Agreement pursuant to Section 6 herein, Seller agrees that for a period of 18 months from the effective date of this agreement, Seller will not engage in or otherwise affiliate with any barter or trade exchange located within a 50 mile radius of any IMS office, nor with any other business operation directly or indirectly related to, or in competition with, the business operation of International Monetary Systems, Ltd. Seller also agrees that Seller will not induce nor attempt to induce any of IMS's clients to transfer their patronage relating to IMS's business from IMS to any other business or company engaged in a similar business. If Buyer is in default, all accounts shall be transferred to Seller and Seller may attempt at its option to continue business in manner it sees fit.

    9. Representations and Warranties of Seller.

       A. Seller has the full right, power and authority to carry out this Agreement in all respects and is not subject to any restriction or agreement which prohibits or would be violated by consummation of the transaction contemplated by this Agreement.

       B. Seller, to its knowledge, has good and marketable title to the purchased assets. All the purchased assets are free and clear of restrictions on or conditions to transfer or assignment, and of liens, pledges, charges, encumbrances, equities, claims, covenants, conditions, or restrictions. All tangible personal property is in good operating condition and repair, ordinary wear and tear excepted.

       C. To the best of Seller's knowledge, and as of the date of this Agreement, the information that has been furnished to Buyer by or on behalf of Seller in connection with the transactions contemplated hereby, taken together, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading.


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       D. To Seller's knowledge, the Seller is not aware of any pending or threatened suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation against or affecting any of its assets. To its knowledge, Seller is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. Seller is not presently engaged in any legal action to recover monies due to, or damages sustained by, Seller.

       E. Except as otherwise set forth herein, to the best of Seller's knowledge there is no fact, event, or condition which might materially and adversely affect the financial condition of Seller's business prior to the closing date. During the period between the acceptance of this Agreement and closing, Seller will continue to operate its barter exchange in substantially the same manner as it has in the past.

   10. Representations and Warranties of Purchaser.

       A. Purchaser has the full right, power, and legal capacity to enter into the Agreement and to consummate the transaction contemplated hereby. This Agreement is valid and binding upon Purchaser in accordance with its terms.

       B. Neither the execution and delivery of this Agreement nor performance of this Agreement by Purchaser will conflict with or result in the breach of any contract or agreement to which Purchaser is a party or by which Purchaser is bound.

   11. Notice. All payments and communications which may be or are required to be given by either party shall, in the absence of a specific provision to the contrary, be in writing and delivered or sent by facsimile to the parties at their following respective addresses and shall be deemed to have been received at the time of delivery or facsimile transmission. Either party may from time to time change its address by providing written notice to the other party.

             For the Seller:        Media Trade Exchange, Inc.
                                    Attn: Harold Loyd, President
                                    4295 Cromwell Road Suite 410
                                    Chattanooga, TN 37421
                                    Facsimile: (423) 899-4940

             For the Buyer:         International Monetary Systems, Ltd.
                                    Attn: Donald F. Mardak, President
                                    16901 W. Glendale Dr
                                    New Berlin, WI 53151
                                    Facsimile: (262) 780-3655

   12. Headings. The headings in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.






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   13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

   14. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors, and assigns.

   15. Governing Law; Submission to Jurisdiction. This agreement shall be construed in accordance with the laws of the State of Tennessee. Venue for any disputes arising from this Agreement shall be placed exclusively with the courts of the State of Tennessee. Purchaser and Seller hereby irrevocably submit to the jurisdiction of any state or Federal court located in the State of Tennessee and agree that process may be served upon them by any means resulting in actual notice to them.

   16. Closing. The closing shall take place on the date of this Agreement but shall become effective as of April 30, 2005. Closing shall be held at the EBX trade exchange offices located at 4295 Cromwell Road, Chattanooga, TN at 10:00 a.m. on that date, or at such other time and place as the parties may agree upon in writing.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.



     INTERNATIONAL MONETARY SYSTEMS, LTD.          MEDIA TRADE EXCHANGE, INC.


By:  /s/ Donald F. Mardak                     By:  /s/ Harold Loyd
     ----------------------------                  ---------------------------
     Donald F. Mardak, President                   Harold Loyd, President























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